UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2014

__________________________________________

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
__________________________________________

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

N/A
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 10, 2014, Westmoreland Coal Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BMO Capital Markets Corp. and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein (the “Underwriters”), providing for the issuance and sale by the Company, and the purchase by the Underwriters, of 1,464,789 shares of the Company’s common stock (the “Firm Shares”), at a price to the public of $35.50 per share (the “Offering”). The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-180946) that was declared effective by the Securities and Exchange Commission (the “Commission”) on May 9, 2012 (the “Registration Statement”), as supplemented by a Prospectus Supplement, filed with the Commission on July 11, 2014, pursuant to Rule 424(b)(2) under the Securities Act, and a related Registration Statement on Form S-3 (File No. 333-197298) filed by the Company on July 8, 2014 pursuant to Rule 462(b) under the Securities Act. Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional 219,718 shares (the “Option Shares” and, together with the Firm Shares, the “Shares”) on the same terms as those relating to the Firm Shares. The underwriters exercised their option to purchase the Option Shares in full on July 14, 2014, for a total aggregate Offering amount of 1,684,507 Shares. The Offering of the Shares is expected to close on July 16, 2014 subject to customary closing conditions.

The Company intends to use the net proceeds from the Offering of the Shares to increase overall financial flexibility, pursue organic and acquisition growth strategies and for general corporate purposes.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates, for which certain of the Underwriters and their respective affiliates received or will receive customary fees and expense reimbursement.

Pursuant to the Underwriting Agreement, the Company agreed, among other things, to indemnify the Underwriters against certain liabilities, including liabilities arising under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect of those liabilities. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1. In addition, the opinion of counsel with respect to the validity of the Shares to be sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure

On July 10, 2014, the Company issued a press release announcing the pricing of the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto. In accordance with General Instruction B.2 of Form 8-K, this press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated July 10, 2014 among Westmoreland Coal Company, BMO Capital Markets Corp. and Deutsche Bank Securities Inc., as representatives of the several underwriters

5.1	Opinion of the General Counsel of Westmoreland Coal Company

23.1	Consent of the General Counsel of Westmoreland Coal Company (included in Exhibit 5.1 hereto)

99.1	Press release dated July 10, 2014

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined under the federal securities laws, including statements regarding the intended use of Offering proceeds and other aspects of the Offering. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control, including market conditions, customary closing conditions and other factors described in the prospectus supplement and accompanying prospectus for the Offering. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Company’s reports filed from time to time with the Commission and in the prospectus supplement and accompanying prospectus for the Offering. The forward-looking statements contained herein speak only as of the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: July 16, 2014	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated July 10, 2014 among Westmoreland Coal Company, BMO Capital Markets Corp. and Deutsche Bank Securities Inc., as representatives of the several underwriters

5.1	Opinion of the General Counsel of Westmoreland Coal Company

23.1	Consent of the General Counsel of Westmoreland Coal Company (included in Exhibit 5.1 hereto)

99.1	Press release dated July 10, 2014

5